Exhibit 99.1

Veracyte Announces Fourth Quarter and Full-Year 2017 Financial Results,
Provides 2018 Financial Outlook

Full-Year Revenue Grew 11%, to $72.0 Million

Announces Upcoming Launch of Afirma Xpression Atlas Platform

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 27, 2018 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results and business progress for the quarter and full year ended December 31, 2017, and provided financial guidance for 2018.

“We delivered a solid year of growth in 2017,” said Bonnie Anderson, chairman and chief executive officer of Veracyte. “We continued to grow the Afirma franchise in thyroid cancer diagnosis and expanded payer coverage and contracts. We also launched our RNA sequencing-based Afirma Genomic Sequencing Classifier and will soon introduce our Afirma Xpression Atlas platform. We believe these advances will offer physicians a one-stop shop in thyroid cancer diagnosis and position us well for further growth and future product innovation.”

“In pulmonology, we built a strong foundation to advance market uptake of the Percepta classifier in lung cancer screening and diagnosis and moved our Envisia Genomic Classifier for the diagnosis of idiopathic pulmonary fibrosis toward Medicare reimbursement and expanded commercialization. We enter 2018 with a stronger, more efficient operational structure and a robust, multi-product commercial team that we believe is poised to drive revenue growth across our endocrinology and pulmonology franchises.”

Fourth Quarter and Full-Year 2017 Financial Results

For the three- and twelve-month periods ended December 31, 2017, compared to the prior year:

•	Revenue was $19.6 million and $72.0 million, respectively, an increase of 7% and 11%;

•	Genomic Volume was 7,153 and 26,026 reported tests, respectively, an increase of 13% and 12%;

•	Gross Margin was 60% and 61%, respectively, a decline of 4% and flat to prior year;

•	Operating Expenses, Excluding Cost of Revenue, were $17.9 million and $70.3 million, respectively, an increase of 16% and 3%;

•	Net Loss and Comprehensive Loss was ($8.4) million and ($31.0) million, respectively, an increase of 92% and decrease of 1%;

•	Basic and Diluted Net Loss Per Common Share was ($0.24) and ($0.91), respectively, an increase of 71% and decrease of 17%;

•	Cash Burn(1) was $6.1 million and $25.2 million, respectively, an increase of 31% and improvement of 22%; and

•	Cash and Cash Equivalents was $33.9 million at December 31, 2017.

(1) A reconciliation of net cash used in operating activities to cash burn has been provided in the financial statement tables included in this press release. An explanation of cash burn is also included below under the heading “Non-GAAP Financial Measures.”

2017 and Recent Business Highlights

Commercial Expansion:

•	In January 2018, achieved the milestone of 100,000 Afirma tests performed to date, with an estimated 40,000 unnecessary thyroid surgeries saved, penetrating the market by an estimated 35%.

•
Launched the next-generation Afirma Genomic Sequencing Classifier on our RNA sequencing platform, further improving the test’s performance and expanding our comprehensive biorepository of genomic content to fuel future product innovation.

•
Announced upcoming launch of the Afirma Xpression Atlas platform, providing physicians the most comprehensive genomic data available in a single assay to further inform surgery and treatment decisions for patients with suspected thyroid cancer.

•	During the year, structured and significantly expanded our multi-product sales team by over 40% during the year, in preparation for driving Percepta growth in 2018.

Reimbursement Progress:

•
Expanded the number of covered lives for Afirma by 70 million during 2017, bringing the total number of patients covered for the genomic test through their health insurers to over 275 million, including nearly 120 million Blues plan members, as of December 31, 2017.

•
Expanded the number of contracted lives for Afirma by nearly 20 million during 2017, making the test an in-network covered benefit for over 175 million people, including nearly 45 million Blues plan members, as of December 31, 2017.

•
Gained final Medicare coverage for Percepta through the MolDX program in May 2017, making it the first genomic test to be covered for use in lung cancer screening and diagnosis. The test is now available as a covered benefit for the nearly 60 million Medicare enrollees nationwide.

•
Achieved Medicare pricing stability and transparency for Afirma through the Protecting Access to Medicare Act of 2014 (PAMA) implementation in January 2018, resulting in an increased reimbursement rate of approximately $3,600 per test from approximately $3,200 per test.

•	Completed the package of clinical evidence needed to target Medicare coverage for the Envisia Genomic Classifier in 2018.

Evidence Development:

•
Afirma - Presented 14 Afirma abstracts at four medical conferences, including four clinical utility studies demonstrating the long-term durability of a benign genomic test result during up to six years of follow-up and seven studies showing the enhanced Afirma GSC’s ability to identify significantly more benign thyroid nodules than the original Afirma test.

•
Percepta - Presented three studies at major medical meetings demonstrating the clinical utility of the Percepta classifier and published a study in the Journal of Thoracic Oncology demonstrating the genomic test’s cost-effectiveness.

•
Envisia - Presented five abstracts at leading pulmonology meetings and published three studies demonstrating the clinical validity, clinical utility and/or analytical verification of the Envisia classifier.

2018 Outlook

Veracyte expects to achieve full-year 2018 revenue in the range of $81 million to $83 million, with a cash burn in the range of $18 million to $22 million.

The above guidance for the full year of 2018 includes the adoption of ASC 606, which is effective January 1, 2018. We believe that the adoption of ASC 606 will not result in a material cumulative catch-up adjustment under the modified retrospective method, or have a material impact on our financial position or results of operations. We have not reconciled our guidance with respect to cash burn to net cash used in operating activities because certain items that impact this measure are uncertain or out of our control, or cannot be reasonably predicted. Accordingly, a reconciliation of cash burn to net cash used in operating activities is not available without unreasonable effort.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The call may be accessed as follows:

Veracyte Fourth Quarter 2017 Conference Call 4:30 p.m. ET Today
Website:	http://investor.veracyte.com
Dial-in number (U.S.):	(855) 541-0980
International number:	(970) 315-0440
Conference ID:	6179798

The webcast replay will be available on the company’s website approximately two hours following completion of the call.

About Veracyte
Veracyte (Nasdaq: VCYT) is a leading genomic diagnostics company that is providing trustworthy and actionable answers that fundamentally improve patient care when current diagnostic tests are uncertain. The company's products uniquely combine genomic technology, clinical science and machine learning to provide answers that give physicians and patients a clear path forward without risky, costly surgery that is often unnecessary. Since its founding in 2008, Veracyte has commercialized three genomic tests, which are transforming the diagnosis of thyroid cancer, lung cancer and idiopathic pulmonary fibrosis and collectively target a $2 billion market opportunity. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Veracyte, Afirma, Percepta, Envisia, the Veracyte logo, and the Afirma logo are trademarks of Veracyte, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our belief that we have a strong foundation in place to drive revenue growth, our beliefs regarding momentum in our business and potential drivers of future growth, our expectations regarding full-year 2018 revenue and cash burn, our introduction of our Afirma Xpression Atlas platform, our expectations regarding our ability to receive Medicare reimbursement and expand commercialization of our Envisia Genomic Classifier and our ability to drive revenue growth across our endocrinology and pulmonology franchises. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to our history of losses since inception; our ability to enhance the performance of our Afirma classifier; our ability to successfully transition to our next-generation Afirma Genomic Sequencing Classifier; the performance and acceptance of our Percepta and Envisia classifiers; our ability to increase usage of and reimbursement for the Afirma and Percepta classifiers and to obtain adequate reimbursement for our Envisia classifier, as well as any future products we may develop or sell; our ability to continue our momentum and growth; our dependence on a few payers for a significant portion of our revenue; the complexity, time and expense associated with billing and collecting from payers for our classifiers; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; our ability to develop and commercialize new products and the timing and speed of commercialization; the amount by which use of our products is able to reduce invasive procedures and reduce healthcare costs; our ability to achieve sales penetration in complex commercial accounts; the occurrence and outcome of clinical studies; the timing and publication of study results; the applicability of clinical results to actual outcomes; the continued application of clinical guidelines to our products and their inclusion in such clinical practice guidelines; our ability to compete; our ability to obtain capital when needed; and other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), we monitor and consider cash burn, which is a non-GAAP financial measure. This non-

GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies. We define cash burn as net cash used in operating activities plus net capital expenditures, such as net purchases of property and equipment. We believe cash burn to be a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business, including our purchases of property and equipment. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash and cash equivalents for the period because it excludes cash provided by or used for other investing and financing activities. We account for this limitation by providing information about our capital expenditures and other investing and financing activities in the statements of cash flows in our financial statements in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting cash flows from investing and financing activities in our reconciliation of cash burn. In addition, it is important to note that other companies, including companies in our industry, may not use cash burn, may calculate cash burn in a different manner than we do or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of cash burn as a comparative measure.

Because of these limitations, cash burn should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of cash burn to net cash used in operating activities provided in the tables below.

VERACYTE, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$19,596	$18,257	$71,953	$65,085
Operating expenses:
Cost of revenue	7,769	6,515	28,195	25,462
Research and development	3,202	3,590	13,881	15,324
Selling and marketing	9,045	5,832	32,260	28,248
General and administrative	5,357	5,725	23,088	23,787
Intangible asset amortization	267	267	1,067	1,067
Total operating expenses	25,640	21,929	98,491	93,888
Loss from operations	(6,044)	(3,672)	(26,538)	(28,803)
Interest expense	(2,518)	(806)	(4,941)	(2,757)
Other income, net	123	75	476	202
Net loss and comprehensive loss	$(8,439)	$(4,403)	$(31,003)	$(31,358)
Net loss per common share, basic and diluted	$(0.24)	$(0.14)	$(0.91)	$(1.09)
Shares used to compute net loss per common share, basic and diluted	34,055,524	31,705,603	33,925,617	28,830,472

VERACYTE, INC.
CONDENSED BALANCE SHEETS
(In thousands of dollars, except share and per share amounts)

	December 31, 2017	December 31, 2016
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$33,891	$59,219
Accounts receivable	12,716	8,756
Supplies inventory	5,324	3,475
Prepaid expenses and other current assets	1,997	2,057
Restricted cash	—	120
Total current assets	53,928	73,627
Property and equipment, net	9,688	11,480
Finite-lived intangible assets, net	13,067	14,133
Goodwill	1,057	1,057
Restricted cash	603	603
Other assets	326	134
Total assets	$78,669	$101,034
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,853	$2,424
Accrued liabilities	8,175	9,110
Total current liabilities	12,028	11,534
Long-term debt	24,938	24,918
Capital lease liability, net of current portion	308	599
Deferred rent, net of current portion	4,170	4,402
Total liabilities	41,444	41,453
Total stockholders’ equity	37,225	59,581
Total liabilities and stockholders’ equity	$78,669	$101,034

(1) The condensed balance sheet at December 31, 2016 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated March 1, 2017.

VERACYTE, INC.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands of dollars)
	Year Ended December 31,
	2017	2016
Operating activities
Net loss	$(31,003)	$(31,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,841	3,511
Bad debt expense	—	68
Loss on disposal of property and equipment	12	12
Genzyme co-promotion fee amortization	—	(948)
Stock-based compensation	6,617	6,378
Conversion of accrued interest on long-term debt	—	385
Amortization and write-off of debt discount and issuance costs	472	173
Interest on end-of-term debt obligation and prepayment penalty	1,589	206
Changes in operating assets and liabilities:
Accounts receivable	(3,960)	(5,321)
Supplies inventory	(1,849)	292
Prepaid expenses and current other assets	(7)	(415)
Other assets	(192)	25
Accounts payable	1,728	(1,441)
Accrued liabilities and deferred rent	(1,163)	451
Net cash used in operating activities	(23,915)	(27,982)
Investing activities
Purchases of property and equipment	(1,755)	(4,210)
Proceeds from sale of property and equipment	440	—
Change in restricted cash	120	(2)
Net cash used in investing activities	(1,195)	(4,212)
Financing activities
Proceeds from the issuance of long-term debt, net of debt issuance costs	24,880	24,452
Proceeds from the issuance of common stock in a public offering, net of issuance costs	200	31,949
Payment of long-term debt	(25,385)	(5,000)
Payment of end-of-term debt obligation and prepayment penalty	(1,536)	(288)
Payment of capital lease liability	(274)	—
Proceeds from the exercise of common stock options and employee stock purchases	1,897	1,216
Net cash (used in) provided by financing activities	(218)	52,329
Net (decrease) increase in cash and cash equivalents	(25,328)	20,135
Cash and cash equivalents at beginning of year	59,219	39,084
Cash and cash equivalents at end of year	$33,891	$59,219
Supplementary cash flow information of non-cash investing and financing activities:
Net receivable for reimbursement of public offering issuance costs	$—	$144
Purchases of property and equipment included in accounts payable and accrued liabilities	$42	$363
Supplementary cash flow information:
Cash paid for interest on debt	$2,718	$2,149
Cash paid for tax	$21	$7

Reconciliation of net cash used in operating activities to cash burn:

(Unaudited, in thousands of dollars)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net cash used in operating activities	$(5,816)	$(4,232)	$(23,915)	$(27,982)
Plus purchases of property and equipment	(300)	(450)	(1,755)	(4,210)
Less proceeds from the sale of property and equipment	—	—	440	—
Cash burn	$(6,116)	$(4,682)	$(25,230)	$(32,192)
Net cash used in investing activities	$(300)	$(450)	$(1,195)	$(4,212)
Net cash (used in) provided by financing activities	$(1,188)	$32,202	$(218)	$52,329

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Source: Veracyte

Media:
Tracy Morris
650-380-4413
tracy.morris@veracyte.com

Investors:
Keith Kennedy
650-243-6357
keith@veracyte.com